UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28 2015 (May 21, 2015)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, the Board of Directors of Protective Life Corporation (the “Company”) approved the terms of 2015 annual and long-term incentive opportunities for the Company’s named executive officers.  The annual incentives will be payable under an Annual Incentive Plan that will be effective for calendar years 2015, and the 2015 long-term incentive awards will be established under individual award agreements.

The Annual Incentive Plan will allow the Compensation & Management Succession Committee (“Compensation Committee”) of the Board of Directors (the “Board”) to authorize the payment of annual incentives based on a specified list of performance objectives (or such other objectives as may be approved by the Board).  The performance objectives applicable with respect to 2015 are (1) after tax operating income for the period from February 1, 2015 through the end of the year (60% of the incentive opportunity), (2) the value of new business for all of 2015 (30% of the incentive opportunity), and (3) expense management objectives measured for all of 2015 (10% of the incentive opportunity).  The amount payable as an annual incentive opportunity is subject to a downward adjustment of up to 20% if the Company’s risk based capital at year-end 2015 falls below 375%.  However, as previously disclosed, annual incentive payments for the named executive officers are subject to specified minimum amounts as established pursuant to the retention agreements entered into with each of the named executive officers in connection with the merger of a subsidiary of The Dai-ichi Life Insurance Company (“DL”) with the Company, effective February 1, 2015 (the “Merger”).

The amount payable based on each of the three above described performance objectives can range from 0% (for performance below threshold levels) to 200% (for performance at or above maximum) of the portion of target award related to such performance objective. Eighty percent (80%) of the allocable portion of the target award will be payable for performance at threshold, with 100% payable for performance at target.  For achievement between the stated performance levels (i.e., between threshold and target, and between target and maximum), the amount payable will be determined by mathematical interpolation.  To receive payment of any annual incentive, an executive must generally be employed on the payment date, except that an executive who retires at or after qualifying for early retirement under a Company pension plan (a “Retirement”) or whose employment terminates due to death or disability will receive payment of a pro-rated annual incentive based on service performed during 2015 prior to termination or such greater amounts as the Compensation Committee may determine, in its discretion.

The 2015 long-term incentive opportunities for the named executive officers are comprised of three separate awards:

(i) an award of phantom performance units that are generally designed to vest based on the achievement of two performance objectives — cumulative after tax operating income (“Operating Income Objective”) and average return on equity (“ROE Objective”) — over the period 2015-2017 and generally subject to the executive’s continued employment until the applicable payment date of the earned award (“PU Award”);

(ii) an award of phantom restricted units that are generally designed to vest in two approximately equal installments on each of December 31, 2017 and December 31, 2018, generally subject to the executive’s continued employment until such date (the “RU Award”); and

(iii) a dollar denominated award that is generally designed to vest in February 2018 based on the executive’s continued employment, the value of which will be adjusted to reflect the change in the value of DL’s common stock over the measurement period stated below (the “DL Stock Based Award”).

The number of the Company’s phantom restricted units subject to each PU Award will be determined by dividing 60% of each named executive’s target long-term incentive opportunity by an amount equal to 90% of the Company’s tangible book value per unit as of February 1, 2015.  The number of the Company’s restricted stock units subject to each RU Award will be determined by dividing 30% of each named executive’s target long-term incentive opportunity by an amount equal to the Company’s tangible book value per unit as of February 1, 2015.

One half of the units subject to each PU Award will be subject to achieving the ROE Objective and one-half will be subject to achieving the Operating Income Objective.  The amount payable in respect of each unit can range from 0% (for performance against the applicable objective below the threshold level) to 200% (for performance at or above maximum). One hundred percent (100%) of the award will be payable for performance at target.  For achievement between the stated performance levels (i.e., between threshold and target, and between target and maximum), the amount payable will be determined by mathematical interpolation.

The PU Awards and the RU Awards generally will be forfeited if the named executive’s employment terminates prior to the date of payment, in the case of the PU Award, or the date of vesting, in the case of the RU Award.  However, an executive whose employment terminates earlier due to death, disability, or Retirement will receive a pro-rated portion, based on service through the date of termination, of the PU Award that would otherwise be payable (or such greater amount as the Compensation Committee may determine in its discretion).  An executive who terminates employment due to death, disability, or Retirement at or after normal retirement age, or is terminated by the Company without cause, will be fully vested in his or her RU Award.  An executive who terminates employment due to Retirement at an early retirement date will receive at least a pro-rated portion of the RU Award (or such greater amount as the Compensation Committee may determine in its discretion).

The initial cash value of the DL Stock Based Award is equal to 10% of the target Long-Term Incentive award opportunity for each named executive officer.  At vesting, the amount payable in respect of such DL Stock Based Award shall be such initial value multiplied by the percentage change, whether positive or negative, in the value of the common stock of DL over the period from February 1, 2015 to December 31, 2017, as measured based on the average value of such common stock in February 2015 and December 2017, respectively.  Payment of the award will generally be contingent upon the officer’s being employed on the date of payment, except that an executive whose employment terminates due to death, disability, or Retirement at or after normal retirement age will fully vest in such DL Stock Based Award.  An executive who retires early will vest in at least a pro-rated portion of the DL Stock Based Award (based on service completed through the date of termination).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ STEVEN G. WALKER
Name: Steven G. Walker
Title: Senior Vice President, Controller and Chief Accounting Officer

Dated: May 28, 2015